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                                                                    EXHIBIT 99.1




                        [Apache Corporation News Release]



CONTACTS:

(MEDIA):                   TONY LENTINI                       (713/296-6227)
                           BILL MINTZ                         (713/296-7276)
(INVESTOR):                ROBERT DYE                         (713/296-6662)

(WEB SITE):                www.apachecorp.com


                                                 FOR RELEASE IMMEDIATE RELEASE


    APACHE SELLS $150 MILLION OF 20-YEAR SENIOR NOTES YIELDING 7.687 PERCENT

         Houston (June 23, 1999) - Apache Corporation (NYSE: APA) said today that it sold $150 million of 7.625 percent coupon senior notes which will mature July 1, 2019. The bonds were priced to yield 7.687 percent. Interest is payable semiannually on each Jan. 1 and July 1. The first coupon is payable Jan. 1, 2000. Proceeds of the issue will be used to reduce existing commercial paper balances. Bear, Stearns & Co. Inc. was lead manager for the issue with Warburg Dillon Read LLC as co-manager. The offering is expected to close June 25, 1999.

         Apache Corporation is an independent oil and gas company with operations in North America, Egypt, Western Australia, Poland, People's Republic of China and West Africa's Cote d'Ivoire. Its common stock is sold on the New York and Chicago stock exchanges.


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